Exhibit 10.71

CONVERTIBLE NOTE PURCHASE AGREEMENT

AGREEMENT (the “Agreement”) made as of this 21” day of March, 2011 , by and among David Ratzker (the “Seller”) and Redwood Management, LLC (the “Buyer”).

WITNESSETH:

WHEREAS, the Seller purchased, or received by assignment, a 14% convertible note issued by Coroware Technologies, Inc. (the “Company”) July 20, 2006 in the aggregate outstanding principal and interest amount of $568,263.00 (the “Note”), substantially in the form annexed hereto as Exhibit A; and

WHEREAS, the Buyer desires to purchase a portion of the rights under the Note equal to $284,131.50, which amount consists of $170,561.50 in principal and $113,570.00 of accumulated interest (including the right to convert such Notes into the Company’s common stock (the “Transferred Rights”)) upon the terms and conditions hereinafter set forth herein] rights under the Notes; and

NOW THEREFORE, in consideration of the mutual covenants and promises herein contained and upon the tenns and conditions hereinafter set forth, the parties hereto, intending to be legally bound,agree as follows:

I. PURCHASE AND SALE OF THE CONVERTIBLE NOTE.

Upon the terms and conditions herein contained, at the Closing (as hereinafter defined), the Seller hereby sells, assigns and transfers to the Buyer and the Buyer agrees to purchase from the Seller all of the Transferred Rights under the Notes, as of the date of the Closing, free and clear of all liens, claims, pledges, mortgages, restrictions, obligations, security interests and encumbrances of any kind, nature and description.

2. CONSIDERATION.

The purchase price for the Transferred Rights (the “Purchase Price”) shall be the Buyer’s aggregate payment of One Hundred Fifty Thousand Dollars ($150,000.00) to the Seller.

3. CLOSING.

The first closing of the transaction contemplated by this Agreement (the “First Closing”) shall take place simultaneously with the delivery of the first of three payments of Fifty Thousand Dollars ($50,000.00) via wire transfer of immediately available funds.

4. SUBSEQUENT CLOSINGS.

On the thirty (30) day anniversary of the First Closing, and on the sixty (60) day anniversary of the First Closing (each, a “Funding Date”), the remaining balance of the Purchase Price shall be paid by the Buyer in two (2) tranches of Fifty Thousand Dollars ($50,000.00). On each Funding Date, the Buyer will transfer by wire transfer of immediately available funds to the Seller. In addition, on each Funding Date, the Seller shall have delivered to the Buyer a closing certificate in form and substance reasonably satisfactory to the Buyer. Notwithstanding the foregoing, the Seller may terminate his obligations under this Agreement should the Buyer fail to meet their obligations to make timely payments.

5. REPRESENTATIONS AND WARRANTIES OF SELLER. The Seller hereby represents and warrants to the Buyer as follows:

5.1 Status of the Seller and the Note. The Seller is the beneficial owner of the Notes, aud such Notes are free and clear of all mortgages, pledges, restrictions, liens, charges, encumbrances, security interests, obligations or other claims. The Notes are currently outstanding and represents a bona tide debt obligation of the Company.

5.2 Authorization; Enforcement. (i) Seller has all requisite corporate power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby and to sell the Notes, in accordance with the terms hereof,(ii) the execution and delivery of this Agreement by the Seller and the consummation by it of the transactions contemplated hereby (including without limitation, the sale of the Notes to the Buyer) have been duly authorized by the Seller and no further consent or authorization of the Seller orits members is required, (iii) this Agreement has been duly executed and delivered by the Seller,and (iv) this Agreement constitutes a legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies or by other equitable principles of general application

5.3 No Conflicts. The execution, delivery and performance of this Agreement by the Seller and the consummation by the Seller of the transactions contemplated hereby (including, without limitation, the sale of the Note to the Buyer) will not (i) conflict with or result in a violation of any provision of its certificate of formation or other organizational documents, or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, note, bond, indenture or other instrument to which Seller are a party, or (iii) result in a violation of any law, rule, regulation,order,judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Seller arc subject) applicable to the Seller or the Note are bound or affected. The Seller is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Agreement in accordance with the terms hereof.

5.4 Title; Rule 144 Matters. Seller has good and marketable title to the Notes,free and clear of all liens, pledges and encumbrances of any kind. Seller is not, and for a period of at least ninety (90) days prior to the date hereof has not been, an “Affiliate” of the Company, as that term is defined in Rule 144 of the 1933 Act. Subsequent to the Closing, Seller will take no action which would adversely affect the tacking for the benefit of the Purchaser of Seller’s holding period under Rule 144.

5.5 Consent of the Company.

(i) The Company, as evidenced by its signature at the foot of this Agreement, hereby represents and warrants that, upon delivery to the Company of the Note for transfer to Buyer, the Company shall promptly cause to be issued to and in the name of Buyerone or more new executed Notes in the aggregate principal amount of the Notes, but otherwise having the same terms (including, but not necessarily limited to, referring to the original issue date) as in the Note, except that interest on the Note shall accrue only as of and from the Closing (and no such interest with respect to the Note shall be payable to Seller thereafter). The Note may contain the same restrictive legend as provided in the original Note, but no stop transfer order.

(ii) The signature by the Company also represents the Company’s agreement to (x) pay to Buyer any liquidated damages or other damages relating to the Note or with respect to the other Transferred Rights which may accrne after the Closing or issue to Seller any shares in payment thereof to the extent contemplated in the Note on the same terms as if Seller continued to be the holder of the Note (and Seller shall continue to have all rights with respect thereto even after the Closing), and (y) treat Buyer as a party to, and having all the rights in the place and stead of Seller with respect to the Transferred Rights.

(iii) The Company acknowledges that, for purposes of Rule 144 under the 1933 Act, the holding period of the Note in the hands of a Buyer tacks onto the holding period of the Note in the hands of Seller.

6. REPRESENTATIONS. WARRANTIES AND ACKNOWLEDGEMENTS OF THE BUYER. The Buyer hereby represents warrants and acknowledges to the Seller as follows:

Sophisticated Investor. The Buyer has sufficient knowledge and experience of financial and business matters, is able to evaluate the merits and risks of purchasing the Note and has had substantial experience in previous private and public purchases of securities.

7. Miscellaneous

7.1 Binding Effect; Benefits. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors and permitted assigns. Except as otherwise set forth herein, this Agreement may not be assigned by any party hereto without the prior written consent of the other party hereto. Except as otherwise set forth herein, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

7.2 Notices. All notices, requests, demands and other communications which arc required to be or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person, or transmitted by telecopy or telex,orupon receipt after dispatch by certified or registered first class mail, postage prepaid, return receipt requested, to the party to whom the same is so given or made,at the following addresses (or such others as shall be provided in writing hereinafter):

(a)	If to the Seller, to:

David Ratzker
59 Westminster Avenue
Bergenfield, NJ 07621

(b)	If to the Buyer, to:

Redwood Management, LLC
16850 Collins Avenue, No. 112-341
Sunny Isles Beach, Florida 33160
Attention: Gary Rogers
Facsimile:

7.3 Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings,oral and written, between the parties hereto with respect to the subject matter hereof.

7.4 Further Assurances. After the Closing, at the request of either party, the other party shall execute, acknowledge and deliver, without further consideration, all such further assignments, conveyances, endorsements, deeds, powers of auomey, consents and other documents and take such other action as may be reasonably requested to consummate the transactions contemplated by this Agreement.

7.5 Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not be deemed to be a part of this Agreement or to affect the meaning or interpretation of this Agreement.

7.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

7.7 Governing Law. This Agreement shall be construed as to both validity and performance and enforced in accordance with and governed by the laws of the State of New York, without giving effect to the conflicts of law principles thereof.

7.8 Severability. If any term or provision of this Agreement shall to any extent be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby, and each term and provision of the Agreement shall be valid and enforced to the fullest extent permitted by law.

7.9 Amendments. This Agreement may not be modified or changed except by an instrument or instruments in writing executed by the parties hereto.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK!

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

SELLER:

/s/ David Ratzker
David Ratzker

BUYER:

REDWOOD MANAGEMENT, LLC

By

/s/ Gary Rogers
Gary Rogers
Manager

Issuance Date: July 20, 2006

NEITHER THIS DEBENTURE NOR THE SECURITIES INTO WHICH THIS DEBENTURE IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

No. IVHG-2-1 RZ	$341,123

COROWAREINC.

Amended and Restated Secured Convertible Debenture

Due: July 20, 2009

This Amended and Restated Secured Convertible Debenture (including all secured convertible debentures issued in exchange, transfer or replacement hereof, this “Debenture”) was originally issued pursuant to that certain Securities Purchase Agreement (the “Securities Purchase Agreement”) dated July 20, 2006 in the original principal amount of $1,250,000 COROWARE, INC. (f/k/a INNOVA ROBOTICS & AUTOMATION, INC., f/k/a INNOVA HOLDINGS, INC.), a Delaware corporation (the “Company”), to YA GLOBAL INVESTMENTS, LTD. (f/k/a CORNELL CAPITAL PARTNERS, LP) (the “Former Holder”). As of December 31, 2010 the Former Holder sold, transferred, and assigned to Mr. David Ratzker (the “Holder”) a portion of the Original Debenture (as defined herein) representing $341,123 of the outstanding principal balance at such time, along with the corresponding accrued and unpaid interest thereon of $227,140. This Debenture (No. IVHG-2-1 RZ) is being re-issued and registered in the name of the Holder to reflect the $341,123 of the outstanding principal balance, along with accrued and unpaid interest thereon of $227,140 that was sold transferred, and assigned to the Holder.

FOR VALUE RECEIVED, the Company hereby promises to pay to the Holder or its successors and assigns the principal sum of $341,123 together with accrued but unpaid interest of $227,140 as of December 31, 2010, plus interest accruing thereafter, in accordance with the following terms:

Section I. General Terms

(a) Obligations Due and Pavable. Notwithstanding anything contained herein to the contrary, the Company acknowledges that the obligations evidenced by this Debenture matured as of July 20, 2009 (the “Maturity Date”) and are currently due and payable in full.

(b) Interest. Interest shall accrue on the outstanding principal balance hereof at an annual rate equal to fourteen percent (14%) per annum. Interest shall be calculated on the basis of a 365-day year and the actual number of days elapsed, to the extent permitted by applicable law. Interest hereunder shall be paid on the Maturity Date (or sooner as provided herein) to the Holder or its assignee in whose name this Debenture is registered on the records of the Company regarding registration and transfers of Debentures in cash or in Common Stock (valued at the Closing Bid Price on the Trading Day immediately prior to the date paid) at the option of the Company.

(c) Security. This Debenture is secured by, among other things, a Security Agreement (the “Security Agreement”) dated November 2, 2007 granted by the Company and its subsidiaries. In connection therewith, and to secure the obligations owed pursuant to this Debenture, the Company hereby grants to the Holder a security interest in all of its Pledged Property (as defined in the Security Agreement).

Section 2. Events of Default.

(a) An “Event of Default”, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i) Any default in the payment of the principal of, interest on or other charges in respect of this Debenture, free of any claim of subordination, as and when the same shall become due and payable whether upon a Mandatory Redemption (as defined in Section 3(b)), an Optional Redemption (as defined in Section 3( a)), or the Maturity Date or by acceleration or otherwise;

(ii) The Company or any subsidiary of the Company shall commence, or there shall be commenced against the Company or any subsidiary of the Company under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company or any subsidiary of the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any subsidiary of the Company or there is commenced against the Company or any subsidiary of the Company any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of 61 days; or the Company or any subsidiary of the Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any subsidiary of the Company suffers any appointment of any custodian, private or court appointed receiver or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of sixty one (61) days; or the Company or any subsidiary of the Company makes a general assignment for the benefit of creditors; or the Company or any subsidiary of the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company or any subsidiary of the Company shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Company or any subsidiary of the Company shall by any act or failure to act expressly indicate its consent to,approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company or any subsidiary of the Company for the purpose of effecting any of the foregoing;

(iii) The Company or any subsidiary of the Company shall default in any of its obligations under any other debenture or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company or any subsidiary of the Company in an amount exceeding $100,000, whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

(iv) The Common Stock shall cease to be quoted for trading or listing for trading on any of (a) the NYSE Amex, (b) New York Stock Exchange, (c) the Nasdaq Stock Market, or (d) the OTC Bulletin Board (“OTC”) (each, a “Primary Market”) and shall not again be quoted or listed for trading on any Primary Market within five (5) Trading Days of such delisting; Primary Market

(v) The Company or any subsidiary of the Company shall be a party to any Change of Control Transaction (as defined in Section 6);

(vi) The Company shall fail to file the Underlying Shares Registration Statement (as defined in Section 6) with the Commission (as defined in Section 6), or the Underlying Shares Registration Statement shall not have been declared effective by the Commission, in each case within the time periods set forth in the Investor Registration Rights Agreement (“Registration Rights Agreement”) dated July 20, 2006 between the Company and the Holder;

(vii) If the effectiveness of the Underlying Shares Registration Statement lapses for any reason or the Holder shall not be permitted to resell the shares of Common Stock underlying this Debenture under the Underlying Shares Registration Statement, in either case, for more than five (5) consecutive Trading Days or an aggregate of eight Trading Days (which need not be consecutive Trading Days);

(viii) The Company shall fail for any reason to deliver Common Stock certificates to a Holder prior to the fifth (5th) Trading Day after a Conversion Date or after a Redemption Date if the Company chose to settle a Mandatory Redemption in shares of Common Stock, or the Company shall provide notice to the Holder, including by way of public announcement, at any time, of its intention not to comply with requests for conversions, or settlements of Mandatory Redemptions in shares of Common Stock, in accordance with the terms hereof;

(ix) The Company shall fail for any reason to deliver the payment in cash pursuant to a Buy-In (as defined herein) within three (3) days after notice is claimed delivered hereunder;

(x) The Company shall fail to observe or perform any other covenant, agreement or warranty contained in, or otherwise commit any breach or default of any provision of this Debenture (except as may be covered by Section 2(a)(i) through 2(a)(ix) hereof) or any Transaction Document (as defined in Section 6) which is not cured within a period of ten (10) days after notice of such breach has been sent by the Holder to the Company;

(b) During the time that any portion of this Debenture is outstanding, if any Event of Default has occurred, the full principal amount of this Debenture, together with interest and other amounts owing in respect thereof, to the date of acceleration shall become at the Holder’s election, immediately due and payable in cash, provided however, the Holder may request (but shall have no obligation to request) payment of such amounts in Common Stock of the Company. If an Event of Default shall occur the Conversion Price shall be reduced to $0.02 (the “Default Conversion Price”). Furthermore, in addition to any other remedies, the Holder shall have the right (but not the obligation) to convert this Debenture at any time after (x) an Event of Default or (y) the Maturity Date at the Conversion Price then in-effect. The Holder need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon. Upon an Event of Default, notwithstanding any other provision of this Debenture or any Transaction Document, the Holder shall have no obligation to comply with or adhere to any limitations, if any, on the conversion of this Debenture or the sale of the Underlying Shares.

Section 3. Redem.12.tions.

(a) Company’s Optional Cash Redemption. The Company at its option shall have the right to redeem (“Optional Redemption”) a portion or all amounts outstanding under this Debenture prior to the Maturity Date provided that as of the date of the Holder’s receipt of a Redemption Notice (as defined herein) (i) the Closing Bid Price of the of the Common Stock, as reported by Bloomberg, LP, is less than the Conversion Price, (ii) the Underlying Share Registration Statement is effective, and (iii) no Event of Default has occurred. The Company shall pay an amount equal to the principal amount being redeemed plus a redemption premium (“Redemption Premium”) equal to ten percent (10%) of the principal amount being redeemed, and accrued interest, (collectively referred to as the “Redemption Amount”). In order to make a redemption, the Company shall first provide written notice to the Holder of its intention to make a redemption (the “Redemption Notice”) setting forth the amount of principal it desires to redeem. After receipt of the Redemption Notice the Holder shall have three (3) business days to elect to convert all or any portion of this Debenture, subject to the limitations set forth in Section 4(b). On the fourth (4th) business day after the Redemption Notice, the Company shall deliver to the Holder the Redemption Amount with respect to the principal amount redeemed after giving effect to conversions effected during the three (3) business day period.

(b) Mandatory Redemptions.

(i) Holder’s Right. Beginning on the earlier of (A) the first Trading Day immediately following the date in which the Underlying Shares Registration Statement is first declared effective or (B) December I, 2006, and continuing on the first Trading Day of each calendar month thereafter (each, a “Redemption Date”), the Holder shall have the right to force the Company to redeem (“Mandatory Redemptions”) up to $500,000 of the remaining principal amount of the Debenture (the “Maximum Redemption Amount”) per calendar month by transmitting a copy of a Redemption Notice in the form attached hereto as Exhibit A (the “Redemption Notice”) requiring the Company to redeem (as set forth below in Section 3(b)(ii) hereof) the principal amount set forth in the Redemption Notice (the “Mandatory Redemption Amount”). The Company, in its sole discretion, may increase the Maximum Redemption Amount and, upon an Event of Default the Maximum Redemption Amount shall be automatically increased to an amount up to the remaining principal amount of the Debenture.

Notwithstanding the foregoing, if (A) the Closing Bid Price of the Common Stock exceeds the Conversion Price for each of the five consecutive Trading Days immediately prior to the Redemption Date, (B) the Underlying Share Registration Statement has been declared effective and remains effective on the Redemption Date, and (C) no Event of Default shall have occurred, then the Holder shall not be permitted to require the Company to make a Mandatory Redemption in that month.

(ii) Company’s Settlement Options. The Company has the option, in its sole discretion, to settle Mandatory Redemptions by (A) paying the Holder cash in an amount equal to the Mandatory Redemption Amount plus the Redemption Premium, or (B) issuing the Holder the number of shares of Common Stock (the “Redemption Shares”) equal to the Mandatory Redemption Amount divided by a price (the “Market Price”) equal to 95% of the lowest daily Volume Weighted Average Price of the Common Stock during the thirty (30) trading days immediately preceding the date the Holder delivers the Redemption Notice as quoted by Bloomberg, LP provided that in order for the Company to choose option B of this Section 3(b)(ii), (x) the Underlying Shares Registration Statement shall have been declared effective and shall remain effective on the date of the Redemption Notice, and (Y) no Event of Default shall have occurred.

(iii) Redemption Notice Procedures.

(A) On or prior to 5:00 pm New York City time on the Trading Day immediately following the Redemption Date, the Company shall return a copy of the Redemption Notice via facsimile (or other delivery) to the Holder, which Redemption Notice shall note the Company’s choice of settlement options with respect to such Redemption Notice and shall be signed by an officer of the Company.

(B) The Company shall settle all Redemption Notices within 5 Trading Days of the Redemption Date.

(iv) Settlement of Put Notice in shares of Common Stock. In the event that the Company chooses (if available) to settle a Redemption Notice in shares of Common Stock pursuant to option (B) of Section 3(b)(ii), upon notice to the Holder of such selection, the Redemption Notice shall effectively be treated the same as a Conversion Notice submitted by the Holder and processed in accordance with the provisions for Conversion Notices set forth in Section 4. The limitations on Conversions set forth in Section 4(b) hereof shall apply to any shares of Common Stock issued pursuant to this Section 3. In the event that the Company fails to notify the Holder of its election of settlement options in accordance with Section 3(b )(iii) hereof, then if applicable, the Company hereby designates all such Redemption Notices to automatically be settled in shares of Common Stock.

Section 4. Conversion.

(a) Conversion at Option of Holder.

(i) This Debenture shall be convertible into shares of Common Stock at the option of the Holder, in whole or in part at any time and from time to time, after the Original Issue Date (as defined in Section 6) (subject to the limitations on conversion set forth in Section 4(b) hereof). The number of shares of Common Stock issuable upon a conversion hereunder equals the quotient obtained by dividing (x) the outstanding amount of this Debenture to be converted by (y) the Conversion Price (as defined in Section 4(c)(i)). The Company shall deliver Common Stock certificates to the Holder prior to the Fifth (5th) Trading Day after a Conversion Date.

(ii) Notwithstanding anything to the contrary contained herein, if on any Conversion Date: (1) the number of shares of Common Stock at the time authorized, unissued and unreserved for all purposes, or held as treasury stock, is insufficient to pay principal and interest hereunder in shares of Common Stock; (2) the Common Stock is not listed or quoted for trading on the OTC or on a Primary Market; or (3) the Company has failed to timely satisfy a conversion; then, at the option of the Holder, the Company, in lieu of delivering shares of Common Stock pursuant to Section 4( a)(i), shall deliver, within three (3) Trading Days of each applicable Conversion Date, an amount in cash equal to the product of the outstanding principal amount to be converted divided by the applicable Conversion Price, and multiplied by the highest Closing Bid Price of the stock from date of the conversion notice till the date that such cash payment is made.

Further, if the Company shall not have delivered any cash due in respect of conversion of this Debenture by the fifth (5th) Trading Day after the Conversion Date, the Holder may, by notice to the Company, require the Company to issue shares of Common Stock pursuant to Section 4( c), except that for such purpose the Conversion Price applicable thereto shall be the lesser of the Conversion Price on the Conversion Date and the Conversion Price on the date of such Holder demand. Any such shares will be subject to the provisions of this Section.

(iii) The Holder shall effect conversions by delivering to the Company a completed notice in the form attached hereto as Exhibit B (a “Conversion Notice”). The date on which a Conversion Notice is delivered is the “Conversion Date.” Unless the Holder is converting the entire principal amount outstanding under this Debenture, the Holder is not required to physically surrender this Debenture to the Company in order to effect conversions. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Debenture plus all accrued and unpaid interest thereon in an amount equal to the applicable conversion. The Holder and the Company shall maintain records showing the principal amount converted and the date of such conversions. In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error.

(b) Certain Conversion Restrictions.

(i) A Holder may not convert this Debenture or receive shares of Common Stock as payment of interest hereunder to the extent such conversion or receipt of such interest payment would result in the Holder, together with any affiliate thereof, beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 4.99% of the then issued and outstanding shares of Common Stock, including shares issuable upon conversion of, and payment of interest on, this Debenture held by such Holder after application of this Section. Since the Holder will not be obligated to report to the Company the number of shares of Common Stock it may hold at the time of a conversion hereunder, unless the conversion at issue would result in the issuance of shares of Common Stock in excess of 4.99% of the then outstanding shares of Common Stock without regard to any other shares which may be beneficially owned by the Holder or an affiliate thereof, the Holder shall have the authority and obligation to determine whether the restriction contained in this Section will limit any particular conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the principal amount of this Debenture is convertible shall be the responsibility and obligation of the Holder. If the Holder has delivered a Conversion Notice for a principal amount of this Debenture that, without regard to any other shares that the Holder or its affiliates may beneficially own, would result in the issuance in excess of the permitted amount hereunder, the Company shall notify the Holder of this fact and shall honor the conversion for the maximum principal amount permitted to be converted on such Conversion Date in accordance with the periods described in Section 4( a)(i) and, at the option of the Holder, either retain any principal amount tendered for conversion in excess of the permitted amount hereunder for future conversions or return such excess principal amount to the Holder. The provisions of this Section may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than 65 days prior notice to the Company. Other Holders shall be unaffected by any such waiver.

(c) Conversion Price and Adjustments to Conversion Price.

(i) The conversion price in effect on any Conversion Date shall be equal to the lower of $0.02 per share or eighty-five percent (85%) of the lowest Volume Weighted Average Price in the thirty (30) Trading Days prior to the Conversion Date (the “Conversion Price”). The Conversion Price may be adjusted pursuant to the terms of this Debenture.

(ii) If the Company, at any time while this Debenture is outstanding, shall (a) pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock, (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of shares of the Common Stock any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(iii) If the Company, at any time while this Debenture is outstanding, shall issue rights, options or warrants to all holders of Common Stock (and not to the Holder) entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Conversion Price, then the Conversion Price shall be multiplied by a fraction, of which the denominator shall be the number of shares of the Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants (plus the number of additional shares of Common Stock offered for subscription or purchase), and of which the numerator shall be the number of shares of the Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants, plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at the Conversion Price. Such adjustment shall be made whenever such rights or wairants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants. However, upon the expiration of any such right, option or warrant to purchase shares of the Common Stock the issuance of which resulted in an adjustment in the Conversion Price pursuant to this Section, if any such right, option or warrant shall expire and shall not have been exercised, the Conversion Price shall immediately upon such expiration be recomputed and effective immediately upon such expiration be increased to the price which it would have been (but reflecting any other adjustments in the Conversion Price made pursuant to the provisions of this Section after the issuance of such rights or warrants) had the adjustment of the Conversion Price made upon the issuance of such rights, options or warrants been made on the basis of offering for subscription or purchase only that number of shares of the Common Stock actually purchased upon the exercise of such rights, options or warrants actually exercised.

(iv) If the Company or any subsidiary thereof, as applicable, at any time while this Debenture is outstanding, shall issue shares of Common Stock or rights, warrants, options or other securities or debt that are convertible into or exchangeable for shares of Common Stock (“Common Stock Equivalents”) entitling any Person to acquire shares of Common Stock, at a price per share less than the Conversion Price (if the holder of the Common Stock or Common Stock Equivalent so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which is issued in connection with such issuance, be entitled to receive shares of Common Stock at a price per share which is less than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price), then, at the sole option of the Holder, the Conversion Price shall be adjusted to mirror the conversion, exchange or purchase price for such Common Stock or Common Stock Equivalents (including any reset provisions thereof) at issue. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. The Company shall notify the Holder in writing, no later than one (1) business day following the issuance of any Common Stock or Common Stock Equivalent subject to this Section, indicating therein the applicable issuance price, or of applicable reset price, exchange price, conversion price and other pricing terms. No adjustment under this Section 4(c)(iv) shall be made as a result of issuances of Excluded Securities.

(v) If the Company, at any time while this Debenture is outstanding, shall distribute to all holders of Common Stock (and not to the Holder) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security, then in each such case the Conversion Price at which this Debenture shall thereafter be convertible shall be determined by multiplying the Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Closing Bid Price determined as of the record date mentioned above, and of which the numerator shall be such Closing Bid Price on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith. In either case the adjustments shall be described in a statement provided to the Holder of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

(vi) In case of any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, the Holder shall have the right thereafter to, at its option, (A) convert the then outstanding principal amount, together with all accrued but unpaid interest and any other amounts then owing hereunder in respect of this Debenture into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of the Common Stock following such reclassification or share exchange, and the Holder of this Debenture shall be entitled upon such event to receive such amount of securities, cash or property as the shares of the Common Stock of the Company into which the then outstanding principal amount, together with all accrued but unpaid interest and any other amounts then owing hereunder in respect of this Debenture could have been converted immediately prior to such reclassification or share exchange would have been entitled, or (B) require the Company to prepay the outstanding principal amount of this Debenture, plus all interest and other amounts due and payable thereon. The entire prepayment price shall be paid in cash. This provision shall similarly apply to successive reclassifications or share exchanges.

(vii) Whenever the Conversion Price is adjusted pursuant to Section 4 hereof, the Company shall promptly mail to the Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(viii) If (A) the Company shall declare a dividend (or any other distribution) on the Common Stock; (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock; (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Debenture, and shall cause to be mailed to the Holder at its last address as it shall appear upon the stock books of the Company, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder is entitled to convert this Debenture during the 20-day calendar period commencing the date of such notice to the effective date of the event triggering such notice.

(ix) In case of any (1) merger or consolidation of the Company or any subsidiary of the Company with or into another Person, or (2) sale by the Company or any subsidiary of the Company of more than one-half of the assets of the Company in one or a series of related transactions, a Holder shall have the right to (A) exercise any rights under Section 2(b ),(B) convert the aggregate amount of this Debenture then outstanding into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such merger, consolidation or sale, and such Holder shall be entitled upon such event or series of related events to receive such amount of securities, cash and property as the shares of Common Stock into which such aggregate principal amount of this Debenture could have been converted immediately prior to such merger, consolidation or sales would have been entitled, or (C) in the case of a merger or consolidation, require the surviving entity to issue to the Holder a convertible Debenture with a principal amount equal to the aggregate principal amount of this Debenture then held by such Holder, plus all accrued and unpaid interest and other amounts owing thereon, which such newly issued convertible Debenture shall have terms identical (including with respect to conversion) to the terms of this Debenture, and shall be entitled to all of the rights and privileges of the Holder of this Debenture set forth herein and the agreements pursuant to which this Debentures were issued. In the case of clause (C), the conversion price applicable for the newly issued shares of convertible preferred stock or convertible Debentures shall be based upon the amount of securities, cash and property that each share of Common Stock would receive in such transaction and the Conversion Price in effect immediately prior to the effectiveness or closing date for such transaction. The terms of any such merger, sale or consolidation shall include such terms so as to continue to give the Holder the right to receive the securities, cash and property set forth in this Section upon any conversion or redemption following such event. This provision shall similarly apply to successive such events.

(d) Other Provisions.

(i) Conversion at the Option of the Company. The Company shall have the right to force the Holder to convert this Debenture into shares of Common Stock in accordance with this Section 3 hereof, in amounts not to exceed $200,000 in any thirty (30) day period, after the Original Issue Date, subject to the limitations on conversions set forth in Section 3(b) hereof and provided that the following conditions are satisfied: (a) the Closing Bid Price of the Common Stock is greater than 110% of the Conversion Price on each of the five Trading Days immediately preceding the Conversion Date, (b) the average daily trading volume for the Common Stock on a Primary Market shall have been greater than $200,000 over the five Trading Days prior to the Conversion Date, (c) the Underlying Shares Registration Statement shall be effective and the Holder shall be permitted to resell the shares of Common Stock underlying this Debenture under the Underlying Registration Statement, and (d) no Event of Default has occurred.

(ii) The Company shall at all times reserve and keep available out of its authorized Common Stock the full number of shares of Common Stock issuable upon conversion of all outstanding amounts under this Debenture; and within three (3) Business Days following the receipt by the Company of a Holder’s notice that such minimum number of Underlying Shares is not so reserved, the Company shall promptly reserve a sufficient number of shares of Common Stock to comply with such requirement.

(iii) All calculations under this Section 4 shall be rounded up to the nearest $0.0001 or whole share.

(iv) The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon conversion of this Debenture and payment of interest on this Debenture, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder, not less than such number of shares of the Common Stock as shall (subject to any additional requirements of the Company as to reservation of such shares set forth in this Debenture or in the Transaction Documents) be issuable (taking into account the adjustments and restrictions set forth herein) upon the conversion of the outstanding principal amount of this Debenture and payment of interest hereunder. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, nonassessable and, if the Underlying Shares Registration Statement has been declared effective under the Securities Act, registered for public sale in accordance with such Underlying Shares Registration Statement.

(v) Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of the Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the Closing Bid Price at such time. If the Company elects not, or is unable, to make such a cash payment, the Holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

(vi) The issuance of certificates for shares of the Common Stock on conversion of this Debenture shall be made without charge to the Holder thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such Debenture so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

(vii) Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section 2 herein for the Company ‘s failure to deliver certificates representing shares of Common Stock upon conversion within the period specified herein and such Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief, in each case without the need to post a bond or provide other security. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

(viii) In addition to any other rights available to the Holder, if the Company fails to deliver to the Holder such certificate or certificates pursuant to Section 4(a)( i) by the fifth (5th) Trading Day after the Conversion Date, and if after such fifth (5th) Trading Day the Holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by such Holder of the Underlying Shares which the Holder anticipated receiving upon such conversion (a “Buy-In”), then the Company shall (A) pay in cash to the Holder (in addition to any remedies available to or elected by the Holder) the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such Holder anticipated receiving from the conversion at issue multiplied by (2) the market price of the Common Stock at the time of the sale giving rise to such purchase obligation and (B) at the option of the Holder, either reissue a Debenture in the principal amount equal to the principal amount of the attempted conversion or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its delivery requirements under Section 4(a)(i). For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of Debentures with respect to which the market price of the Underlying Shares on the date of conversion was a total of $10,000 under clause (A) of the immediately preceding sentence, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In.

Section 5. Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Trading Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company, to:	Coroware, Inc.
1410 Market Street, Suite 200
Kirkland, WA 98033
	Attention:	Lloyd Spencer
	Telephone:	(425) 818-8990
	Facsimile:	(800) 641-2676

With a copy to:	Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, NY 10018
	Attention:	Gregory Sichenzia
	Telephone:	(212) 930-9700
	Facsimile:	(212) 930-9725

If to the Holder:	David Ratzker.
59 Westminster Ave.,
Bergenfield, NJ 07620
(516) 880-8110

or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) business days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (iii) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

Section 6. Definitions. For the purposes hereof, the following terms shall have the following meanings:

“Approved Stock Plan” means a stock option plan that has been approved by the Board of Directors of the Company prior to the date of the Securities Purchase Agreement, pursuant to which the Company’s securities may be issued only to any employee, officer or director for services provided to the Company.

“Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions are authorized or required by law or other government action to close.

“Change of Control Transaction” means the occurrence of (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(l) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of fifty percent (50%) of the voting securities of the Company (except that the acquisition of voting securities by the Holder shall not constitute a Change of Control Transaction for purposes hereof), (b) a replacement at one time or over time of more than one-half of the members of the board of directors of the Company which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), (c) the merger, consolidation or sale of fifty percent (50%) or more of the assets of the Company or any subsidiary of the Company in one or a series of related transactions with or into another entity, or (d) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (a), (b) or (c).

“Closing Bid Price” means the price per share in the last reported trade of the Common Stock on a Primary Market or on the exchange which the Common Stock is then listed as quoted by Bloomberg, LP.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock, par value $.001, of the Company and stock of any other class into which such shares may hereafter be changed or reclassified.

“Conversion Date” shall mean the date upon which the Holder gives the Company notice of their intention to effectuate a conversion of this Debenture into shares of the Company’s Common Stock as outlined herein.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Securities” means, (a) shares issued or deemed to have been issued by the Company pursuant to an Approved Stock Plan (b) shares of Common Stock issued or deemed to be issued by the Company upon the conversion, exchange or exercise of any right, option, obligation or security outstanding on the date prior to date of the Securities Purchase Agreement, provided that the terms of such right, option, obligation or security are not amended or otherwise modified on or after the date of the Securities Purchase Agreement, and provided that the conversion price, exchange price, exercise price or other purchase price is not reduced, adjusted or otherwise modified and the number of shares of Common Stock issued or issuable is not increased (whether by operation of, or in accordance with, the relevant governing documents or otherwise) on or after the date of the Securities Purchase Agreement, and (c) the shares of Common Stock issued or deemed to be issued by the Company upon conversion of this Debenture.

“Original Issue Date” shall mean the date of the first issuance of this Debenture regardless of the number of transfers and regardless of the number of instruments, which may be issued to evidence such Debenture.

“Person” means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Trading Day” means a day on which the shares of Common Stock are quoted on the OTC or quoted or traded on such Primary Market on which the shares of Common Stock are then quoted or listed; provided, that in the event that the shares of Common Stock are not listed or quoted, then Trading Day shall mean a Business Day.

“Transaction Documents” means the Securities Purchase Agreement or any other agreement delivered in connection with the Securities Purchase Agreement, including, without limitation, the Security Agreement, the Subsidiary Security Agreement, the Irrevocable Transfer Agent Instructions, and the Registration Rights Agreement.

“Underlying Shares” means the shares of Common Stock issuable upon conversion of this Debenture or as payment of interest in accordance with the terms hereof.

“Underlying Shares Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement, covering among other things the resale of the Underlying Shares and naming the Holder as a “selling stockholder” thereunder.

Section 7. Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligations of the Company, which are absolute and unconditional, to pay the principal of, interest and other charges (if any) on, this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Debenture is a direct obligation of the Company. This Debenture ranks pari passu with all other Debentures now or hereafter issued under the terms set forth herein.

Section 8. This Debenture shall not entitle the Holder to any of the rights of a stockholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company, unless and to the extent converted into shares of Common Stock in accordance with the terms hereof.

Section 9. If this Debenture is mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of the mutilated Debenture, or in lieu of or in substitution for a lost, stolen or destroyed Debenture, a new Debenture for the principal amount of this Debenture so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Debenture, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Company.

Section 10. No indebtedness of the Company is senior to this Debenture in right of payment, whether with respect to interest, damages or upon liquidation or dissolution or otherwise.

Section 11. This Debenture shall be governed by and construed in accordance with the laws of the State of New Jersey, without giving effect to conflicts of laws thereof. Each of the parties consents to the jurisdiction of the Superior Courts of the State of New Jersey sitting in Hudson County, New Jersey and the U.S. District Court for the District of New Jersey sitting in Newark, New Jersey in connection with any dispute arising under this Debenture and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens to the bringing of any such proceeding in such jurisdictions.

Section 12. If the Company fails to strictly comply with the terms of this Debenture, then the Company shall reimburse the Holder promptly for all fees, costs and expenses, including, without limitation, attorneys’ fees and expenses incurred by the Holder in any action in connection with this Debenture, including, without limitation, those incurred: (i) during any workout, attempted workout, and/or in connection with the rendering of legal advice as to the Holder’s rights, remedies and obligations, (ii) collecting any sums which become due to the Holder, (iii) defending or prosecuting any proceeding or any counterclaim to any proceeding or appeal; or (iv) the protection, preservation or enforcement of any rights or remedies of the Holder.

Section 13. Any waiver by the Holder of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture. The failure of the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture. Any waiver must be in writing.

Section 14. If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Debenture as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

Section 15. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

Section 16. This Debenture is exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations but with the same terms and conditions, as requested by the Holder surrendering the same. No service charge will be made for such registration of transfer or exchange.

Section 17. THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION DOCUMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES’ ACCEPTANCE OF THIS AGREEMENT.

Section 18. Amended and Restated Debenture. This Debenture, together with that certain Amended and Restated Secured Convertible Debenture of even date herewith made by the Company payable to the Former Holder in the original principal amount of $395,628, shall amend, restate, and divide that certain Secured Convertible Debenture dated as of July 20, 2006 issued by the Company in favor of the Holder in the original principal amount of $1,250,000 (the “Original Debenture”). This Debenture is not in any way intended to constitute a novation of the obligations and liabilities existing under the Original Debenture or evidence payment of all or any portion of such obligations and liabilities.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Company has caused this Amended and Restated Secured Convertible Debenture to be duly executed by a duly authorized officer as of the date set forth above.

COMPANY:
COROWARE, INC.

By:
Name:	Lloyd T. Spencer
Title:	Chief Executive Officer

EXHIBIT A

REDEMPTION NOTICE

Redemption Date:	Mandatory Redemption Amount:

Settlement in Common Stock

D AU Conditions to Company’s option to settle in Common Stock (Section 3(b )) are satisfied

Mandatory Redemption Amount:	$

Redemption Conversion Price:	$

Number of shares of Common Stock to be issued:

Please issue the shares of Common Stock in the following name and to the following address:

Issue to:	David Ratzker.
59 Westminster Ave.,
Bergenfield, NJ 07620
(516) 880-8110

Broker DTC Participant Code:

Account Number:

Settlement in Cash
Mandatory Redemption Amount:	$
Redemption Premium:	$
Total Cash Settlement:	$

Notification of Settlement Option

D Settlement in Common Stock	D Settlement in Cash

Coroware, Inc.
By:
Its:

**THIS REDEMPTION NOTICE MUST BE SIGNED & RETURNED VIA FACSIMILE TO THE HOLDER AT (201) 946-0851 NO LATER THAN 5:00 N.Y.C. TIME ON THE DAY FOLLOWING THE REDEMPTION DATE**

EXHIBIT B

CONVERSION NOTICE

(To be executed by the Holder in order to Convert the Debenture)

TO:

The undersigned hereby irrevocably elects to convert $ _________________________________________ of the principal amount of the above Debenture into Shares of Common Stock of COROWARE, INC., according to the conditions stated therein, as of the Conversion Date written below.

Conversion Date:

Amount to be converted:	$

Conversion Price:	$

Number of shares of Common to be issued:

Amount of Debenture Unconverted:	$

Please issue the shares of Common Stock in the following name and to the following address:

Issue to:	David Ratzker.
59 Westminster Ave.,
Bergenfield, NJ 07620
(516) 880-8110

Authorized Signature:

Name:

Title:

Broker DTC Participant Code:

Account Number: